Exhibit 99.1

Echo Global Logistics Reports Record Fourth Quarter Results; Revenue Up 36% Year over Year

CHICAGO, February 5, 2015 — Echo Global Logistics, Inc. (NASDAQ: ECHO), a leading provider of technology-enabled transportation and supply chain management services, reported today financial results for the quarter and full year ended December 31, 2014.

“Echo continues to bring a growing multi-modal carrier network to our shippers, providing consistent and reliable service.  Our 2014 success is driven by our investments in people, our commitment to clients, and a transportation environment that rewards execution and access to capacity,” stated Doug Waggoner, Chief Executive Officer of Echo.  “Continued dedication to our strategy of strong organic growth and focused acquisitions has led to another record year of growth and profitability,” said Waggoner.

Full Year 2014 Highlights

•                  Total revenue grew 33% to $1.17 billion

•                  Transactional revenue grew 41% to $871.3 million

•                  Truckload revenue grew 57% to $619.2 million; LTL revenue grew 18% to $432.1 million

•                  Non-GAAP fully-diluted EPS totaled $0.81, increasing 32%*

Fourth Quarter 2014 Highlights

•                  Total revenue increased 36% to $300 million from the fourth quarter of 2013

•                  Non-GAAP EBITDA increased 69% to $11.5 million from the fourth quarter of 2013*

•                  Non-GAAP net income increased 86% to $4.7 million from the fourth quarter of 2013*

•                  Non-GAAP fully diluted EPS increased 83% to $0.20 from the fourth quarter of 2013*

* All non-GAAP financial measures exclude the effects of changes in contingent consideration payable and acquisition-related transactions costs. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS” included in this release.

Summarized financial results and select operating metrics follow:

	Three months ended December 31,				Year ended December 31,
Dollars in millions except per share data	2014	2013	% change		2014	2013	% change
	(unaudited)				(unaudited)
Revenue:
Transactional	$224.5	$151.8	47.8%		$871.3	$616.6	41.3%
Enterprise	$75.5	$69.5	8.7%		$302.1	$267.6	12.9%
Total Revenue	300.0	221.3	35.6%		1,173.4	884.2	32.7%

Net revenue	54.2	37.0	46.8%		208.2	155.6	33.8%

Non-GAAP Operating expenses (1)
Commissions	14.8	9.4	58.1%		57.7	39.5	46.1%
Selling, general and administrative	27.9	20.8	34.5%		105.4	82.2	28.1%
Total Non-GAAP operating expenses (1)	42.7	30.2	41.8%		163.1	121.7	33.9%

Non-GAAP EBITDA (1)	11.5	6.8	68.6%		45.1	33.9	33.2%
Depreciation and amortization	3.8	2.7	41.5%		13.9	10.6	31.3%
Non-GAAP Operating income (1)	7.7	4.1	86.3%		31.2	23.3	34.0%
Other expense	0.0	0.0	(78.3)%		0.2	0.4	(29.9)%
Non-GAAP Income before taxes (1)	7.7	4.1	89.6%		31.0	22.9	35.0%

Income taxes (2)	3.0	1.6	96.2%		11.9	8.6	37.1%

Non-GAAP Net Income (2)	4.7	2.5	85.6%		19.1	14.3	33.7%

Non-GAAP Fully Diluted EPS (2)	$0.20	$0.11	83.3%		$0.81	$0.61	32.3%
Diluted shares	23.9	23.6			23.6	23.4

Reconciliation to GAAP Operating Income, Operating Margin, Net income and Fully Diluted EPS
Non-GAAP EBITDA (1)	11.5	6.8	68.6%		45.1	33.9	33.2%
Change in contingent consideration payable	(0.1)	0.4	(116.2)%		(2.2)	(0.1)	2035.1%
Depreciation and amortization	(3.8)	(2.7)	41.5%		(13.9)	(10.6)	31.3%
Acquisition-related deal costs	—	—	N/A		(1.5)	—	N/A
Other income (expense)	(0.0)	(0.0)	(78.3)%		(0.2)	(0.4)	(29.9)%
Income taxes	(3.0)	(1.7)	79.5%		(10.5)	(8.6)	21.4%
Net Income	4.7	2.7	69.9%		16.8	14.2	18.2%

Non-GAAP EBITDA Margin (1)	21.2%	18.5%	275	bps	21.7%	21.8%	(10	)bps
Effect of change in contingent consideration payable, acquisition-related transaction costs and depreciation/amortization	(7.1)%	(6.4)%	(77	)bps	(8.5)%	(6.9)%	(158	)bps
Operating Margin (% of Net Revenue)	14.1%	12.1%	198	bps	13.2%	14.9%	(168	)bps

Non-GAAP Operating Income (1)	7.7	4.1	86.3%		31.2	23.3	34.0%
Change in contingent consideration payable and acquisition-related transaction costs	(0.1)	0.4	(116.2)%		(3.7)	(0.1)	3552.3%
Operating Income	7.6	4.5	70.8%		27.5	23.2	18.6%

Non-GAAP Net Income (2)	4.7	2.5	85.6%		19.1	14.3	33.7%
Change in contingent consideration payable and acquisition-related transactions costs, net of tax effect	(0.0)	0.2	(115.8)%		(2.3)	(0.1)	3335.2%
Net Income	4.7	2.7	69.9%		16.8	14.2	18.2%

Non-GAAP Fully Diluted EPS (2)	$0.20	$0.11	83.3%		$0.81	$0.61	32.3%
Change in contingent consideration payable and acquisition-related transaction costs, net of tax effect	(0.00)	0.01	(115.6)%		(0.10)	(0.00)	3301.2%
Fully Diluted EPS	$0.20	$0.12	67.7%		$0.71	$0.61	17.0%

Operating Metrics
Net revenue margin	18.1%	16.7%	138	bps	17.7%	17.6%	14	bps
Non-GAAP EBITDA margin (% of net revenue) (1)	21.2%	18.5%	275	bps	21.7%	21.8%	(10	)bps
Shipment volume	526,473	448,778	17.3%		2,085,227	1,834,679	13.7%
Total employees	1,734	1,297	33.7%		1,734	1,297	33.7%
Sales employees and agents	1,122	825	36.0%		1,122	825	36.0%
Truckload (TL) Revenue %	53.5%	44.1%	934	bps	52.8%	44.7%	804	bps
Less Than Truckload (LTL) Revenue %	36.5%	41.1%	(460	)bps	36.8%	41.5%	(465	)bps
Intermodal Revenue %	5.9%	7.4%	(151	)bps	6.1%	7.3%	(122	)bps

(1) Amounts shown exclude the effects of changes in contingent consideration payable and acquisition-related transaction costs.

(2) Amounts shown exclude the tax effected changes in contingent consideration payable and acquisition-related transaction costs.

2015 Full Year Guidance

“With an excellent 2014 behind us, we are expecting another year of strong growth in 2015.  We will continue to invest in our people and technology as we move towards our 2017 targets of $2 billion in revenue and $100 million in non-GAAP EBITDA,” commented Kyle Sauers, Chief Financial Officer of Echo. Sauers continued, “We are initiating 2015 full year revenue guidance in the range of $1.30 billion to $1.38 billion and SG&A costs of $120 million to $125 million excluding the impact of any potential acquisitions or acquisition related costs.”

Conference Call

A conference call, with accompanying presentation slides, will be broadcast live on February 5, 2015 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time).  Doug Waggoner, Chief Executive Officer, Dave Menzel, President and Chief Operating Officer, and Kyle Sauers, Chief Financial Officer, will host the call.  To participate in the call, dial (877) 303-6235 (toll free) or (631) 291-4837 (toll) and reference “Echo Global Logistics.”  To listen to a live webcast of the call, visit the Echo website at http://ir.echo.com.   A replay of the webcast will be available for one year following the live webcast in the Investor Relations section of the Echo website.

Non-GAAP Financial Measures

This release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission (the “SEC”): Non-GAAP EBITDA, Non-GAAP Operating Income, Non-GAAP EBITDA Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS. We refer to these Non-GAAP financial measures to describe earnings and earnings per share excluding the effects of changes in contingent consideration payable and acquisition-related transaction costs.  We believe such measures provide useful information to investors because they provide information about the financial performance of the Company’s ongoing business.

Non-GAAP EBITDA, Non-GAAP Operating Income, Non-GAAP EBITDA Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS are used by management in its financial and operational decision-making and evaluation of overall operating performance. These measures may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our Form 10-K for the year ended December 31, 2013 we filed with the SEC.

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
REVENUE	$300,026,847	$221,322,456	$1,173,382,760	$884,193,289

COSTS AND EXPENSES
Transportation costs	245,787,063	184,367,194	965,165,330	728,543,525
Selling, general, and administrative expenses	42,779,249	29,783,336	166,812,670	121,881,168
Depreciation and amortization	3,815,780	2,696,123	13,876,079	10,564,657
INCOME FROM OPERATIONS	7,644,755	4,475,803	27,528,681	23,203,939
OTHER EXPENSE	(17,234)	(79,563)	(249,532)	(355,837)
INCOME BEFORE PROVISION FOR INCOME TAXES	7,627,521	4,396,240	27,279,149	22,848,102
INCOME TAX EXPENSE	(2,971,743)	(1,655,200)	(10,491,591)	(8,645,488)
NET INCOME	$4,655,778	$2,741,040	$16,787,558	$14,202,614

Basic net income per share	$0.20	$0.12	$0.73	$0.62
Diluted net income per share	$0.20	$0.12	$0.71	$0.61

Echo Global Logistics, Inc.

Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2014	2013
	(unaudited)
Cash and cash equivalents	$32,542,119	$52,506,560
Accounts receivable, net of allowance for doubtful accounts	145,198,419	109,662,529
Prepaid expenses	2,849,011	2,510,791
Other current assets	5,078,038	2,402,323
Total long term assets	130,376,607	78,064,390
Total assets	$316,044,194	$245,146,593

Accounts payable — trade	$85,999,784	$65,322,807
Other current liabilities	41,246,588	14,085,896
Deferred income taxes	4,333,635	3,547,426
Long term liabilities	2,590,009	2,960,433
Stockholders’ equity	181,874,178	159,230,031
Total liabilities and stockholders’ equity	$316,044,194	$245,146,593

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
	2014	2013
	(Unaudited)
Net cash provided by operating activities	$32,362,545	$24,803,118

Net cash used in investing activities	(48,923,687)	(11,197,042)

Net cash used in financing activities	(3,403,299)	(2,880,500)

Increase (Decrease) in cash and cash equivalents	(19,964,441)	10,725,576
Cash and cash equivalents, beginning of period	52,506,560	41,780,984
Cash and cash equivalents, end of period	$32,542,119	$52,506,560

About Echo Global Logistics

Echo Global Logistics, based in Chicago, is a leading provider of technology-enabled transportation and supply chain management services. Echo maintains a proprietary web-based technology platform that compiles and analyzes data from its network of over 30,000 transportation providers to serve its clients’ transportation and supply chain management needs.

Echo services clients across a wide range of industries, such as manufacturing, construction, consumer products and retail. For more information on Echo, visit: www.echo.com.

ECHO: Earnings

INVESTOR RELATIONS CONTACT:

Echo Global Logistics
Kyle Sauers, Chief Financial Officer, (312) 784-7695
Zach Jecklin, Director of Finance, (312) 784-2046

MEDIA CONTACT:

Hanni Itah, SSPR, (847) 415-9324###